UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 23, 2004



                      AMERICAN MEDICAL SECURITY GROUP, INC.
             (Exact name of Registrant as specified in its charter)


       WISCONSIN                      1-13154                    39-1431799
(State of Incorporation)     (Commission File Number)        (I.R.S. Employer
                                                            Identification No.)

3100 AMS BOULEVARD, GREEN BAY, WISCONSIN                           54313
(Address of principal executive offices)                         (Zip Code)

                                 (920) 661-1111
              (Registrant's telephone number, including area code)




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



ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         On March 23, 2004, American Medical Security Group, Inc. (the "Company") announced that the Company has settled a dispute involving its former pharmacy benefits manager, ProVantage, Inc. Under the terms of the settlement, the Company will receive a one-time payment of $5.85 million. As a result of the settlement, the Company's first quarter 2004 financial results will include a one-time gain of approximately $0.23 per share, net of related expenses. A copy of the press release issued by the Company related to the settlement is attached hereto as Exhibit 99 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      EXHIBITS

                  See the Exhibit Index following the Signature page of this report, which is incorporated herein by reference.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   AMERICAN MEDICAL SECURITY GROUP, INC.



Dated:  March 23, 2004             /S/ TIMOTHY J. MOORE
                                   -------------------------------------------
                                   Senior Vice President of Corporate Affairs,
                                   General Counsel & Secretary

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                      AMERICAN MEDICAL SECURITY GROUP, INC.
                               (THE "REGISTRANT")
                          (COMMISSION FILE NO. 1-13154)

                                  EXHIBIT INDEX
                                       TO
                             FORM 8-K CURRENT REPORT
                         DATE OF REPORT: MARCH 23, 2004

EXHIBIT                                                                  FILED
NUMBER                            DESCRIPTION                          HEREWITH

99       Press Release dated March 23, 2004, issued by the Registrant      X



                                      EX-1